SCHEDULE OF 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FILED BY THE REGISTRANT

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FILED BY A PARTY OTHER THAN THE REGISTRANT

CHECK THE APPROPRIATE BOX:

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PRELIMINARY INFORMATION STATEMENT

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DEFINITIVE INFORMATION STATEMENT

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14x-5(d)(2)

MEDICAL CONNECTIONS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

(2)

AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

(3)

PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

(4)

PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5)

TOTAL FEE PAID:

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FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.

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CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY.

IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)

AMOUNT PREVIOUSLY PAID:

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FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

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FILING PARTY:

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DATE FILED:

MEDICAL CONNECTIONS HOLDINGS, INC.

2300 Glades Road Suite 202E

Boca Raton, Florida 33431

May 23, 2006

To the Stockholders of Medical Connections Holdings, Inc.

Medical Connections Holdings, Inc., a Florida corporation (the “Company”) has obtained the written consent of the stockholders holding a majority of the issued and outstanding shares of Common Stock of the Company on April 24, 2006 (the “Consent”). The Consent provides that:

1.

The Certificate of Incorporation of the Company shall be amended to provide for the issuance of 5 million (5,000,000) shares of Preferred Stock. The Certificate of Amendment to the Articles of Incorporation grants our Board of Directors with the power to, without further shareholder approval to (1) expressly authorized to adopt, from time to time, a resolution, or resolutions providing shares in each such series and to fix the designations and powers, preferences and relative, participating, optional and other qualifications, limitations and restrictions of such shares, of each such series.

2.

Ratify the issuance of a total of 1,000,000 shares of Series A preferred Stock. The Series A preferred stock may at any time following December 31, 2006 be exchanged for nineteen (19) shares (the “Conversion Ratio”) of the Company’s $.001 par value Common Stock. Until such shares of Series A Preferred Shares are exchanged for the Company’s Common Shares, each holder of a Series A Preferred Share shall be entitled to one vote per share on all matters which are brought to a vote of the holders of our Common Stock.

3.

Ratify the issuance of a total of 1,000,000 shares of Series B preferred Stock. The Series B preferred stock will entitle the holders thereof to ten (10) votes per share on all matters brought to a vote of the holders of our Common Stock. Holders of the Series B Preferred Stock will have no other rights or preferences.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent, but by the holders of a majority of the Company’s issued and outstanding common stock, pursuant to Title XXXVI Section 607 of the Florida Statutes. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Amended Certificate of Incorporation, and the authorization of the new class of Preferred Shares.

No meeting of the Company’s stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

Under the rules of the Securities and Exchange Commission, the Amended Certificate of Incorporation, cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

By order of the Board of Directors
/s/ JOSEPH AZZATA
Joseph Azzata, CEO

MEDICAL CONNECTIONS HOLDINGS, INC.

2300 Glades Road Suite 202E

Boca Raton, Florida 33431

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE SECURITIES EXCHANGE ACT OF 1934

This information statement is being mailed on or about June 1, 2006 to the holders of record at the close of business on May 23, 2006 of the shares of common stock, par value $0.001 per share (the “Shares”), of Medical Connections Holdings, Inc., a Florida corporation (the “Company”). You are receiving this information statement in connection with a proposed amendment (the “Proposed Amendment”) to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) that would:

1.

Authorize the issuance of a total of five million shares of Preferred Shares which can be issued in such series and with such rights and preferences as determined by the Company’s Board of Directors without further approval.

2.

Provide for a total of one million shares of Series A Preferred Shares. The Series A preferred stock may at any time following December 31, 2006 be exchanged for nineteen (19) shares of the Company’s Common Stock. Until such shares of Series A Preferred Shares are exchanged for the Company’s Common Shares, each holder of a Series A Preferred Share shall be entitled to one vote per share on all matters which are brought to a vote of the holders of our Common Stock.

3.

Ratify the issuance of a total of 1,000,000 shares of Series B preferred Stock. The Series B preferred stock will entitle the holders thereof to ten (10) votes per share on all matters brought to a vote of the holders of our Common Stock. Holders of the Series B Preferred Stock will have no other rights or preferences.

INFORMATION STATEMENT

GENERAL

The Company’s current Articles of Incorporation provide for an authorized capitalization consisting of twenty five million (25,000,000) shares of common stock, $.001 par value. As of April 24, 2006 there were 542,341 shares of common stock outstanding.

1.

REASONS FOR THE ISSUANCE OF THE PREFERRED SHARES

In the judgment of the Board of Directors, the reason for the authorization of the Preferred Shares will be to provide the Company with greater flexibility with respect to its capital structure and future financing opportunities.

Granting the Company’s Board of Directors the authority without further shareholder consent to issue the Preferred Shares in such series as deemed appropriate and in the best interests of the Company will permit the Company’s Board of Directors to respond more quickly to market and timing considerations with respect to a potential business acquisition, financing or recapitalization.

2.

REASONS FOR THE ISSUANCE OF THE SERIES A PREFERRED SHARES

The Company’s Board of Directors believes that the authorization to issue up to one million shares of Series A Preferred Stock, $.001 per value per share, is in the Company’s best interests. Each Series A Preferred Share may be converted into nineteen (19) shares of our $.001 par value common stock at any time after December 31, 2006 (the “Conversion Date”). Each Holder of a Series A Preferred Share at the Conversion Date will be entitled to convert the Preferred Shares into nineteen (19) shares of our Common Stock. The Conversion Ratio is subject to adjustment in the event of any corporate reorganization or recapitalization. Assuming the subsequent conversion of the Series A Preferred Shares into shares of our Common Stock, the total number of shares of our Common Stock will increase. The effect on the market price of our Common Stock of an increase in the number of our shares of Common Stock cannot be predicted, and the history of similar increases in the number of issued and outstanding shares of Common Stock for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after any stock conversion will decline in proportion to the increase in the number of issued and outstanding shares of Common Stock. The market price of our Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of issued and outstanding shares.

3.

REASONS FOR THE ISSUANCE OF THE SERIES B PREFERRED SHARES

Once our certificate of amendment to the certificate of incorporation is filed with the Florida Secretary of State, we intend to issue one million shares of our Series B Preferred Shares (500,000 each) to Anthony Nicolosi and Joseph Azzata, our current president and chief executive officer respectively. We believe that the issuance of the Series B preferred shares will enable current management to more effectively focus on the operations of the Company and future financings without regard to any change of control issues which might result from the future financings.

POTENTIAL RISKS WITH RESPECT TO THE PROPOSED ISSUANCE OF PREFERED SHARES

Our Shareholders will have no further input with respect to the rights and preferences which our Board of Directors may grant in connection with the issuance of other series of our preferred shares. Our Board of Directors will have the sole authority to determine the rights and preferences of the holders of the Preferred Shares which we may issue. Shareholders will be required to rely upon the business acumen of our Board of Directors in authorizing the issuance of additional series of our preferred shares.

The issuance of the Series B preferred shares will enable management to continue to control the operations of the Company and to elect the Company’s Board of Directors without regard to performance. The issuance of the Series B preferred shares will also have the result of preventing any hostile takeover efforts. As a result of the foregoing, shareholders will have to rely on the business acumen of current management who will be able to elect all members to the Board of Directors for the foreseeable future.

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to any additional shares of Common Stock which may be issued as a result of the conversion of our Preferred Shares. Nor can there be any assurance that our ability to issue Preferred Stock will permit us to facilitate future fundings or acquisitions. The market price of our Common Stock will also be based on our financial performance, market condition, the market perception of our future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the authorization of the Preferred Shares.

Effect on Authorized and Outstanding Shares. There are currently 542,341 shares of common stock issued and outstanding. The issuance of any Preferred Shares will not have any immediate impact on the number of outstanding shares of our Common Stock.  However, assuming the issuance of the one million shares of Series A Preferred Shares, and further assuming that all Shareholders owning the Series A Preferred Shares convert their Preferred Shares either on or immediately following the Conversion Date, then in that event there will be 10,304,479 shares of our Common Stock issued and outstanding. (Assuming no further issuance of our Common Stock between the date hereof and the Conversion Date).

With the exception of the number of shares issued and outstanding, and the voting rights granted to the holders of the Series A Preferred Shares, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business will materially change, solely as a result of the issuance of the Preferred Shares. The issuance of the Series B Preferred Shares to Mr. Azzata and Mr. Nicolosi will result in a consolidation of the voting power of management with respect to all matters which are brought to a vote of the shareholders.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed creation of a series of Preferred Shares will not affect the registration of our Common Stock under the Exchange Act.

EFFECTIVENESS OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

The amendment to our certificate of incorporation will become effective upon the filing with the Secretary of State of the State of Florida of the Certificate of Amendment to the Articles of Incorporation (attached hereto as Exhibit “A”). It is expected that such filing will take place on or about June 11, 2006, or the date that is 20 calendar days after the mailing of this Information Statement.

3.

APPROVAL OF PROPOSED AMENDMENT. Under Florida law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 5(a) below represent approximately 60.6% of the Company’s outstanding Shares, and have consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by the stockholders owning a majority of the Company’s issued and outstanding shares of our Common Stock. The number of votes in favor of the amendment was sufficient for approval As a result of the foregoing, and effective on filing with the Florida Secretary of State, the Company will be authorized to issue the Preferred Shares.

Because the Proposed Amendment already has been approved, you are not required to take any action at this time. This Information Statement is your notice that the Company’s Articles of Incorporation will be amended to provide for Preferred Shares.

4.

SHARE CERTIFICATES. The amendment to our Articles of Incorporation will not require you to take any action with respect to your current stock certificate and will in no way affect the validity of your current share certificates.

5.

OUTSTANDING VOTING SECURITIES. At the close of business on April 24, 2006, there were 542,341 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.

(a)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Joseph Azzata	164,475	30.32%
	2300 Glades Road
	Suite 202 E
	Boca Raton, Fl 33432
Common Stock	Anthony Nicolosi	164,475	30.32%
	2300 Glades Road
	Suite 202 E
	Boca Raton, Fl 33432

6.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

7.

Under Florida Law, Shareholders are not entitled to dissenters rights under the transaction which we are recommending.

/s/ JOSEPH AZZATA
Joseph Azzata, CEO

Date: May 19, 2006

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

MEDICAL CONNECTIONS HOLDINGS, INC.

The undersigned, being the President of, MEDICAL CONNECTIONS HOLDINGS, INC. (the “Company”) and being duly authorized by the Board of Directors hereby certifies that:

FIRST: Article IV of the Articles of Incorporation is hereby amended to read as follows:

4.1

Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is 30,000,000 (30 million) shares; consisting of 25,000,000 (25 million) shares of common stock $.001 par value and five million (five million) shares of preferred stock, $.001 par value.

4.2

Rights for Preferred Shares: The board of directors is expressly authorized to adopt, from time to time, without further shareholder action a resolution, or resolutions providing shares in each such series and to fix the designations and powers, preferences and relative, participating, optional and other qualifications, limitations and restrictions of such shares, of each such series.

4.3

Authorization to issue Series A Preferred Shares.

Pursuant to a duly adopted resolution of the Company’s Board of Directors approved April 24, 2006, the Company is hereby authorized to issue 1,000,000 (one million) shares of Series A Preferred Shares with the following rights and preferences:

(a)

Each holder of the Series A Preferred Shares may convert each share of Preferred Stock into nineteen (19) shares (the “Conversion Ratio”)of the Company’s Common Stock at any time following December 31, 2006. The Conversion Ratio is subject to adjustment in the event of any recapitalization or reorganization. The total number of shares of Holders of the Series A Preferred Shares will be required to tender the Series A Preferred Share Certificate to the Company for redemption prior to issuance of any shares of Common Stock.

(b)

Holders of the Series A preferred shares shall be entitled to one vote per share for each Series A Preferred Share beneficially owned on all matters brought to a vote of the holders of the Common Stock.

4.4

Authorization to issue Series B Preferred Shares.

Pursuant to a duly adopted resolution of the Company’s Board of Directors approved April 24, 2006, the Company is hereby authorized to issue 1,000,000 (one million) shares of Series B Preferred Shares with the following rights and preferences:

(a)

Holders of the Series B preferred shares shall be entitled to ten votes per share for each Series B Preferred Share beneficially owned on all matters brought to a vote of the holders of the Common Stock

The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders owning a majority of the Company’s issued and outstanding shares of common stock, pursuant to a written consent of the shareholders in lieu of a meeting on April 24, 2006. The number of votes cast by the shareholders for approval of the amendment was sufficient for approval.

IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this __ day of __________,2006.

Anthony Nicolosi, President/Director

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